                                                                    EXHIBIT 99.2


                      PREFERRED STOCK CONVERSION AGREEMENT


                                  BY AND AMONG


                      AMERICA ONLINE LATIN AMERICA, INC.,


                             AMERICA ONLINE, INC.,


                             ASPEN INVESTMENTS LLC


                                      AND


                            ATLANTIS INVESTMENTS LLC


                          DATED AS OF OCTOBER 3, 2002

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----

ARTICLE 1 AGREEMENT TO CONVERT....................................................................................2
                  Section 1.1       Conversions...................................................................2

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................................................3
                  Section 2.1       Organization; Authorization; No Conflict......................................3
                  Section 2.2       Valid Issuance of the Class A Common Stock....................................4
                  Section 2.3       SEC Documents; Financial Statements...........................................5
                  Section 2.4       Governmental Authorizations...................................................5
                  Section 2.5       No Prohibitions...............................................................6

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL STOCKHOLDERS............................................6
                  Section 3.1       Organization; Authorization; No Conflict......................................6
                  Section 3.2       Consents......................................................................6
                  Section 3.3       Accredited Investor Representation............................................7

ARTICLE 4 COVENANTS...............................................................................................7
                  Section 4.1       Actions to Issue the Class A Common Stock.....................................7
                  Section 4.2       Legends.......................................................................8
                  Section 4.3       Conversion Notice.............................................................9
                  Section 4.4       Further Assurances............................................................9

ARTICLE 5 CONDITIONS TO CONVERSIONS..............................................................................10
                  Section 5.1       Conditions to the Principal Stockholders' Obligations to Convert its
                                    Shares of High Vote Stock....................................................10

ARTICLE 6 BREACH.................................................................................................11
                  Section 6.1       Failure to Attend or Vote....................................................11

ARTICLE 7 TERMINATION............................................................................................11
                  Section 7.1       Termination by any Party.....................................................11
                  Section 7.2       Termination by the Company...................................................12

ARTICLE 8 MISCELLANEOUS..........................................................................................12
                  Section 8.1       Successors and Assigns; Assignment...........................................12
                  Section 8.2       Amendments and Waivers.......................................................12
                  Section 8.3       Notices......................................................................12
                  Section 8.4       Entire Agreement; Supersedes Prior Agreements................................14
                  Section 8.5       Delays or Omissions..........................................................14
                  Section 8.6       Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.................14
                  Section 8.7       Severability.................................................................15
                  Section 8.8       Titles and Subtitles.........................................................15
                  Section 8.9       Counterparts; Facsimile Signatures...........................................15
                  Section 8.10      Survival of Warranties.......................................................15
                  Section 8.11      Costs and Expenses...........................................................15
                  Section 8.12      Other Definitions............................................................15


EXHIBITS

Exhibit A         Disclosure Schedule
Exhibit B         Form of Charter Amendment

                      PREFERRED STOCK CONVERSION AGREEMENT

         THIS PREFERRED STOCK CONVERSION AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "AGREEMENT") is entered into as of October 3, 2002 by and among America Online Latin America, Inc., a Delaware corporation (the "COMPANY"), America Online, Inc., a Delaware corporation ("AOL"), Aspen Investments LLC, a Delaware limited liability company ("ASPEN"), and Atlantis Investments LLC, a Delaware limited liability company ("ATLANTIS," and together with Aspen, "ODC").

                                    RECITALS

         WHEREAS, the Company's Class A Common Stock, par value $.01 per share (the "CLASS A COMMON STOCK"), is currently listed on The NASDAQ SmallCap Market (the "SMALLCAP MARKET");

         WHEREAS, pursuant to NASDAQ Marketplace Rule 4310(c)(2)(B)(ii) (the "RULE"), the Company's listed securities must have a market value of at least $35 million;

         WHEREAS, on July 29, 2002, the staff of the SmallCap Market (the "STAFF") informed the Company that its market value of listed securities (i.e., the Class A Common Stock) had been below $35 million as required for continued listing by the Rule;

         WHEREAS, in a letter dated August 29, 2002, the Staff informed the Company that due to the Company's inability to regain compliance with the Rule, the Class A Common Stock would be delisted from the SmallCap Market at the opening of business on September 6, 2002;

         WHEREAS, pursuant to a letter dated September 4, 2002, the Company requested an oral hearing to be held before a panel designated by the Board of Directors of the NASDAQ Stock Market, Inc. (the "LISTING QUALIFICATIONS PANEL") with respect to the continued listing of the Class A Common Stock on the SmallCap Market which thereby stayed the delisting of the Class A Common Stock;

         WHEREAS, at the hearing, which is scheduled for October 4, 2002, the Company must submit a plan for achieving compliance with the continued listing requirements of the SmallCap Market, including the Rule; and

         WHEREAS, the Company has requested that AOL, Aspen and Atlantis (each, a "PRINCIPAL STOCKHOLDER," and collectively, the "PRINCIPAL STOCKHOLDERS") convert portions of the High Vote Preferred Stock that they hold into shares of Class A Common Stock on the terms and conditions set forth herein in order to permit the Company to satisfy the requirements set forth in the Rule, and the Principal Stockholders have agreed to such conversion on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE 1

                              AGREEMENT TO CONVERT

         SECTION 1.1       CONVERSIONS.

         (a) In the event that the Panel Decision Date Closing Bid Price (as defined in Section 8.12 hereof) is at least $0.19, the Principal Stockholders shall (on a pro rata basis based on the total number of outstanding shares of High Vote Preferred Stock and Class A Common Stock held by the Principal Stockholders and their Permitted Transferees on the date hereof), subject to the terms and conditions hereof, effective as of the Panel Decision Time (as defined in Section 1.1(b) hereof), convert into fully paid and non-assessable shares of High Vote Common Stock on a one-for-one basis, that number of shares of High Vote Preferred Stock equal to the Threshold Amount (as defined below), and immediately thereafter shall further convert all such shares of High Vote Common Stock into fully paid and non-assessable shares of Class A Common Stock on a one-for-one basis. For the purposes hereof, "THRESHOLD AMOUNT" shall mean:

         (i) if the Panel Decision Date Closing Bid Price is at least $0.21, the number of additional shares of Class A Common Stock that must be converted on the Panel Decision Date or, if applicable, the Deferred Panel Decision Date, if any, to cause (A) the product obtained by multiplying (y) the total number of issued and outstanding shares of Class A Common Stock on the Panel Decision Date or, if applicable, the Deferred Panel Decision Date, by (z) the Panel Decision Date Closing Bid Price to equal (B) $40 million, or

         (ii) if the Panel Decision Date Closing Bid Price is below $0.21 but equal to or above the $0.19, the number of additional shares of Class A Common Stock that must be converted on the Panel Decision Date or, if applicable, the Deferred Panel Decision Date, if any, to cause the total number of issued and outstanding shares of Class A Common Stock on the Panel Decision Date or, if applicable, the Deferred Panel Decision Date, to equal 190,476,190;

         (iii) provided, that in no event shall (A) AOL be required to convert more than that number of shares of High Vote Preferred Stock such that, following such conversion, AOL and its Permitted Transferees will hold less than 57,360,818 shares of High Vote Preferred Stock, and (B) ODC be required to convert more than that number of shares of High Vote Preferred Stock such that, following such conversion, ODC and its Permitted Transferees will hold less than 52,339,482 shares of High Vote Preferred Stock.

         (b) For the purposes hereof, "FAVORABLE PANEL DECISION" shall mean the written decision of the Listing Qualifications Panel relating to the hearing currently scheduled for October 4, 2002 permitting the continued listing, either unconditionally or subject to one or both of the conditions set forth in the immediately succeeding sentence, of the Class A Common Stock on the SmallCap Market. A conditional decision by the Listing Qualifications Panel shall be deemed a Favorable Panel Decision if it is subject to only the following conditions: (i) that the Conversions by the Principal Stockholders under this Agreement occur and/or (ii) that the Class A Common Stock meet the $35 million market capitalization test in accordance with the Rule for ten consecutive trading days on or before a date specified. In the event that a decision by the

Listing Qualifications Panel includes additional conditions, unless each of the Principal Stockholders provide the Company with a written notice accepting such additional conditions (the "DECISION ACCEPTANCE NOTICE") by the fifth Business Day (as defined in Section 8.12 hereof) after the Panel Decision Date, such decision shall not be deemed a Favorable Panel Decision. "PANEL DECISION DATE" shall mean the date that the Favorable Panel Decision is delivered to the Company by the Listing Qualifications Panel; and "PANEL DECISION TIME" shall mean (i) 4:01 p.m., eastern standard time, on the Panel Decision Date if the Favorable Panel Decision is received by the Company on or before 4:00 p.m., eastern standard time, (ii) the exact time on the Panel Decision Date that the Company actually receives the Favorable Panel Decision if the Favorable Panel Decision is received by the Company after 4:00 p.m., eastern standard time, and
(iii) in the event that each Principal Stockholder delivers a Decision Acceptance Notice to the Company, 4:01 p.m., eastern standard time, on the date that is five Business Days after the Panel Decision Date (the "DEFERRED PANEL DECISION DATE").

         (c) Immediately prior to any conversion of High Vote Preferred Stock pursuant to the terms hereof (a "CONVERSION"), each Principal Stockholder shall deliver the original certificate or certificates representing such shares of High Vote Preferred Stock to the Company free and clear of any Liens for exchange hereunder, together with instruments of transfer, in form satisfactory to the Company, duly executed by such Principal Stockholder or such Principal Stockholder's duly authorized attorney on the Panel Decision Date or, if applicable, the Deferred Panel Decision Date. As promptly as practicable thereafter, the Company will issue and deliver duly authorized, validly issued, fully paid and non-assessable shares of Class A Common Stock free and clear of any Liens, except for the Liens described in Section 2.2 hereof, and in such denominations as the Principal Stockholders may request and registered in the respective Principal Stockholder's name.

         (d) Subject to the satisfaction of the terms and conditions contained herein, each Principal Stockholder shall be treated for all purposes as the record holder of the Class A Common Stock ultimately issuable upon any Conversion as of the Panel Decision Time.

                                   ARTICLE 2

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth on the Disclosure Schedule attached hereto as Exhibit A (the "DISCLOSURE SCHEDULE"), which Disclosure Schedule shall identify those sections of this Article 2 that each item included therein is intended to qualify, the Company hereby represents and warrants to the Principal Stockholders as of the date hereof and as of the effective date of any Conversion (unless another date is specifically referenced) as follows:

         SECTION 2.1       ORGANIZATION; AUTHORIZATION; NO CONFLICT.

         The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to enter into this Agreement. The Company has taken all corporate and shareholder action necessary to execute and deliver this Agreement, to perform its obligations under this Agreement and the other documents and instruments delivered by it pursuant to this Agreement, and to consummate the transactions contemplated hereby and thereby, including, without limitation, obtaining the recommendation of an independent committee of the Company's Board of Directors (the "BOARD"), obtaining the approval of the Board and the approval of the Special Committee in each case, of this Agreement, the amendment to the Company's Fourth Restated Certificate of Incorporation (the "CHARTER") in the form of Exhibit B attached hereto (the "CHARTER AMENDMENT"), and each of the transactions contemplated thereby, other than (i) the approval of the Charter Amendment by (x) the affirmative vote of the holders of a majority of the Series B Preferred Stock and of the Series C Preferred Stock, each voting separately as a class, (y) the affirmative vote of the holders of at least 75% of the outstanding voting power of the Series B Preferred Stock and Series C Preferred Stock, voting together as a single class, and (z) the affirmative vote of the holders of at least a majority of the outstanding Class A Common Stock, voting separately as a class (the "SHAREHOLDER APPROVALS"), and
(ii) upon receipt of the Shareholder Approvals, the filing with the Secretary of State of the State of Delaware of the Charter Amendment. The Company has taken all corporate and shareholder action necessary to effect a Conversion hereunder. The Board and the Special Committee have recommended that the shareholders of the Company approve the matters to be submitted for approval by shareholders at the Shareholders' Meeting and give the Shareholder Approvals. In addition, the Board and the Special Committee have also determined that consummating a reverse stock split of Class A Common Stock (the "REVERSE STOCK SPLIT") is in the best interest of the Company and its shareholders and, subject to their right to abandon the Reverse Stock Split at any time prior to the filing of an applicable amendment to the Charter with the Secretary of State of the State of Delaware, has recommended that the shareholders of the Company approve the Reverse Stock Split at the Shareholders' Meeting. This Agreement is a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the availability or lack of availability of specific performance and other equitable remedies. Neither the execution and delivery of this Agreement, nor the issuance of the Class A Common Stock, nor the consummation of any other transaction contemplated by this Agreement, has constituted or resulted in or will constitute or result in a default or violation of any term or provision of the Company's governing documents or any statutes, rules, regulations, indentures, agreements or other instruments binding upon the Company, which default or violation would have a Material Adverse Effect (as defined in Section 8.12 hereof) on the Company or its ability to consummate the transactions contemplated hereby.

         SECTION 2.2       VALID ISSUANCE OF THE CLASS A COMMON STOCK.

         The shares of Class A Common Stock, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid, non-assessable, and free of all Liens, except as set forth in (i) Section 10 of the Amended and Restated Registration Rights and Stockholders' Agreement entered into as of March 30, 2001 by and among the Company, Banco Itau, S.A., a Brazilian Sociedade Anonima, Banco Banerj, a Brazilian Sociedade Anonima, Banco Itau, S.A. - Cayman Branch, a Brazilian Sociedade Anonima, Itau Bank Limited, a Cayman limited liability company and, for limited purposes, each of the Principal Stockholders (the "AMENDED AND RESTATED REGISTRATION RIGHTS AND STOCKHOLDERS' AGREEMENT"), and (ii) Section 3.1, Section 4.2 and Article V of the Second Amended and Restated Stockholders' Agreement, dated as of March 8, 2002, by and among the Company, each of the Principal Stockholders and, for limited purposes, AOL Time Warner Inc., a Delaware corporation (the "SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT").

         SECTION 2.3       SEC DOCUMENTS; FINANCIAL STATEMENTS.

         (a) The Company has furnished or made available to the Principal Stockholders, or will furnish and make available, each report, schedule, form, statement and definitive proxy statement, if any, filed by the Company with the United States Securities and Exchange Commission ("SEC") since December 31, 2001 up to and including the date of any Conversion, which are all the documents that the Company was or will be required to file (or otherwise did file) with the SEC in accordance with Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") prior to the date of such Conversion (collectively, the "COMPANY SEC DOCUMENTS"). As of their respective filing dates, none of the Company SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company SEC Documents complied or will comply, or in the case of registration statements, as of their respective effective times, in all material respects with the then applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder. To the actual knowledge of senior management of the Company, none of the statements made in any such Company SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof).

         (b) The financial statements (including the notes thereto) of the Company included in the Company SEC Documents complied or will comply as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were or will be prepared in accordance with generally accepted accounting principles, consistently applied during the periods involved (except as may have been indicated in the notes thereto and, with respect to any interim financial statements, except for the absence of footnotes and subject to normal year-end adjustments) and fairly or will fairly present the financial position of the Company as of the dates thereof and the results of its operations, shareholders' equity and cash flows for the period then ended.

         SECTION 2.4       GOVERNMENTAL AUTHORIZATIONS.

         The Company has obtained all necessary consents of and made all required filings with any Governmental Authority (as defined in Section 8.12 hereof) or third party required to be obtained by the Company prior to the date of any Conversion under applicable law and relating to the consummation of the transactions contemplated hereby, other than (i) the filing of the Charter Amendment with the Secretary of State of the State of Delaware, and (ii) the filing with the SEC of preliminary proxy materials (such proxy materials, and any amendments or supplements thereto, and the definitive form of such proxy materials, collectively, the "PROXY STATEMENT").

         SECTION 2.5       NO PROHIBITIONS.

         No temporary restraining order, preliminary or permanent injunctions or other order issued against the Company or any Subsidiary of the Company by any court of competent jurisdiction or other legal or regulatory restraint or provisions challenging the transactions contemplated hereby are in effect, nor is any proceeding brought by an administrative agency or commission or other Governmental Authority or instrumentality seeking any of the foregoing pending against the Company or any Subsidiary of the Company. In addition, no Federal, state, local or foreign statute, rule or regulation has been enacted which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of such transactions.

                                   ARTICLE 3

          REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL STOCKHOLDERS

         Each Principal Stockholder, severally and not jointly, represents and warrants to the Company, as to itself only, as of the date hereof and as of the effective date of any Conversion as follows:

         SECTION 3.1       ORGANIZATION; AUTHORIZATION; NO CONFLICT.

         Such Principal Stockholder is an organization duly formed and validly existing under the laws of the jurisdiction of its organization and is in good standing under such laws. Such Principal Stockholder has full power and authority to enter into this Agreement and the other agreements to which it is a party. All corporate and shareholder actions on the part of such Principal Stockholder necessary for the performance of its obligations under this Agreement have been taken. This Agreement is a legal, valid and binding obligation of such Principal Stockholder, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the availability or lack of availability of specific performance and other equitable remedies. Neither the execution and delivery of this Agreement, nor the consummation of any transaction contemplated by this Agreement, has constituted or resulted in or will constitute or result in a default or violation under such Principal Stockholder's governing documents or any material provisions of any material agreement or instrument to which such Principal Stockholder is bound or any material statutes, rules, regulations or orders binding upon such Principal Stockholder.

         SECTION 3.2       CONSENTS.

         Such Principal Stockholder has obtained all necessary consents of and made all required filings with any Governmental Authority required to be obtained or made by such Principal Stockholder in connection with the execution, delivery, or performance by such Principal Stockholder of this Agreement.

         SECTION 3.3       ACCREDITED INVESTOR REPRESENTATION.

         Such Principal Stockholder is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act.

                                   ARTICLE 4

                                   COVENANTS

         SECTION 4.1       ACTIONS TO ISSUE THE CLASS A COMMON STOCK.

         (a) In the event that the Principal Stockholders convert shares of High Vote Preferred Stock into Class A Common Stock pursuant to the terms and conditions hereof, the Company shall, (i) as promptly as practicable after the Conversion issue certificates representing the Class A Common Stock, and
(ii) take all actions required or advisable in accordance with any law, rule or regulation or otherwise to obtain the Shareholder Approvals, and upon receipt of the Shareholder Approvals, effect the Charter Amendment, including, without limitation, (x) delivering to the Principal Stockholders certificates representing the Class A Common Stock issuable hereunder, subject to the Principal Stockholders first delivering original certificates for such converted shares of High Vote Preferred Stock as described in Section 1.1(c) hereof, and (y) making all filings which are required under applicable laws. Notwithstanding anything contained herein to the contrary, the Company's obligations under this Article 4 to obtain the Shareholder Approvals, and upon receipt of the Shareholder Approvals, effect the Charter Amendment, shall automatically terminate and be of no effect if (A) (i) a quorum of the shareholders of the Company fails to attend, either in person or by proxy, the Shareholders' Meeting or any adjournment or adjournments thereof, or (ii) the requisite Shareholder Approvals are not obtained at the Shareholders' Meeting or any adjournment or adjournments thereof, or (B) the Company fails to obtain the Shareholder Approvals or effect the Charter Amendment as a result of any action, suit, litigation, or any order or injunction issued by a court of competent jurisdiction; provided that if either of the events in clause (A) of this sentence occur, other than as a result of the breach of Section 6.1 hereof, then the Company shall take all of the actions provided for in this Article Fourth with respect to a second meeting (except that the second meeting will be held after January 31, 2003).

         (b) Without limiting the Company's obligations under Section 4.1(a) above, the Company shall present and seek to obtain the Shareholder Approvals and any other shareholder approvals necessary in connection with this Agreement, the Charter Amendment and the transactions contemplated hereby and thereby at a special meeting of its shareholders which shall be held on or before January 31, 2003 (the "SHAREHOLDERS' MEETING") and take all action necessary in accordance with the General Corporation Law of the State of Delaware (the "GCL"), the Charter and the Company's Bylaws to duly call, give notice of and convene the Shareholders' Meeting. In connection therewith, the Company shall prepare and file with the SEC the Proxy Statement. The Proxy Statement shall comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. The Company shall use reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after filing with the SEC. The Company shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the SEC with respect to the Proxy Statement to the Principal Stockholders and advise the Principal Stockholders of any oral comments with respect to the Proxy Statement received from the SEC. The Company will provide the Principal Stockholders with a reasonable opportunity to review and comment on the Proxy Statement and on any amendment or supplement to the Proxy Statement prior to filing such with the SEC, and will provide the Principal Stockholders with a copy of all such filings made with the SEC. No amendment or supplement to the Proxy Statement shall be made without the approval of each Principal Stockholder, which approval shall not be unreasonably withheld or delayed. The Company agrees that none of the information set forth in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Shareholders' Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall set forth the recommendations of the Board and the Special Committee in the Proxy Statement and shall take all lawful action to solicit proxies in favor of the approval of the Charter Amendment and the transactions contemplated thereby and use its best efforts to obtain such approvals.

         (c) The Proxy Statement to be delivered to the shareholders of the Company in connection with the Shareholders' Meeting shall include a recommendation from the Board and the Special Committee to the shareholders of the Company entitled to vote thereon that the Charter be further amended to effect the Reverse Stock Split; provided, however, that notwithstanding any approval by the stockholders of the Company authorizing an amendment to the Charter to effect the Reverse Stock Split, the Board and the Special Committee may elect to abandon the Reverse Stock Split at any time prior to the filing of an applicable amendment to the Charter with the Secretary of State of the State of Delaware.

         SECTION 4.2       LEGENDS.

         (a) Each Principal Stockholder understands and agrees that the certificates representing shares of Class A Common Stock issuable hereunder will bear the following legends:

         1. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN (i) ARTICLE V OF THE SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT, DATED AS OF MARCH 8, 2002, AND ANY AMENDMENTS THERETO, BETWEEN AMERICA ONLINE LATIN AMERICA, INC., AMERICA ONLINE, INC., AOL TIME WARNER INC., ASPEN INVESTMENTS LLC, AND ATLANTIS INVESTMENTS LLC, AND (II)
SECTION 10 OF THE AMENDED AND RESTATED REGISTRATION RIGHTS AND STOCKHOLDERS' AGREEMENT, DATED AS OF MARCH 30, 2001, BY AND AMONG AMERICA ONLINE LATIN AMERICA, INC., BANCO ITAU, S.A., BANCO BANERJ, S.A., BANCO ITAU, S.A. - CAYMAN BRANCH, ITAU BANK LIMITED AND, FOR LIMITED PURPOSES, AMERICA ONLINE, INC., ASPEN INVESTMENTS LLC, AND ATLANTIS INVESTMENTS LLC, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE COMPANY. THE HOLDER AND THE OWNER HEREOF IS SUBJECT TO THE OBLIGATIONS THEREIN SET FORTH AND CONTAINED.

         2. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, ENCUMBERED, TRANSFERRED, GRANTED AN OPTION WITH RESPECT TO OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.

         3. THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OR SERIES OF STOCK. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

         (b) The first two legends set forth in Section 4.2(a) above shall be removed by the Company from any certificate evidencing the Class A Common Stock upon delivery to the Company of any such original certificate and an opinion of counsel that (i) in the case of the first legend, the sale, transfer, hypothecation, disposition or encumbrance of such Class A Common Stock shall not be in violation of the Second Amended and Restated Stockholders' Agreement or the Amended and Restated Registration Rights and Stockholders' Agreement, and (ii) in the case of the second legend, the sale or transfer of such Class A Common Stock is subject to a registration statement under the Securities Act which is at that time in effect or can be effected without such a registration statement being in effect. The third legend shall remain affixed to any such certificate for so long as Section 151(f) of the GCL or any other applicable law, rule or regulation requires.

         SECTION 4.3       CONVERSION NOTICE.

         Prior to any Conversion, at or before 10:00 p.m., eastern standard time, on the Panel Decision Date or the Deferred Panel Decision Date, whichever the case may be, with respect to a Conversion hereunder, each Principal Stockholder shall deliver to the Company, subject to only the condition set forth in Section 5.1(d) of this Agreement, an irrevocable written notice which satisfies Clauses (c)(v)(C)(1) and (b)(iii)(A) of Article FOURTH of the Charter and which are otherwise in form reasonably satisfactory to the Company that such Principal Stockholder will convert its shares of High Vote Stock into Class A Common Stock on the Panel Decision Date or the Deferred Panel Decision Date, whichever the case may be (the "CONVERSION NOTICE").

         SECTION 4.4       FURTHER ASSURANCES.

         At any time and from time to time after the date hereof, each party hereto shall also execute and deliver such further instruments or documents and take such further actions as may be reasonably necessary or requested by another party in order to evidence or effectuate the consummation of the transactions contemplated by this Agreement and to otherwise carry out the intent of the parties hereunder, including holding the second meeting specified in, and in accordance with, the last sentence of Section 4.1 (a).

                                   ARTICLE 5

                           CONDITIONS TO CONVERSIONS

         SECTION 5.1 CONDITIONS TO THE PRINCIPAL STOCKHOLDERS' OBLIGATIONS TO CONVERT ITS SHARES OF HIGH VOTE STOCK.

         The obligation of each Principal Stockholder to convert its shares of High Vote Preferred Stock hereunder is subject to the satisfaction or waiver of the following conditions at or prior to the time of such Conversion (unless such condition specifies satisfaction on a different date or time, in which case, such condition shall be satisfied as of such date or time). These conditions are for each of the Principal Stockholder's sole benefit and may be waived (in whole or in part), as to itself only, only by such Principal Stockholder and only in writing.

         (a)      Each representation and warranty of the Company set forth in
Article 2 hereof shall be true and correct in all material respects except for those qualified by materiality or Material Adverse Effect, and each representation and warranty set forth in Article 2 that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects.

         (b) All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to such Conversion shall have been performed or complied with in all material respects.

         (c) Immediately prior to, and immediately after giving effect to, any Conversion, the Company shall have met or shall meet each requirement for continued listing on the SmallCap Market, except for (i) the $35 million market value of listed securities requirement as set forth in the Rule, and (ii) the $1 minimum bid price per share requirement as set forth in NASDAQ Marketplace Rule 4310(c)(4).

         (d) With respect to any Conversion by a Principal Stockholder, the Company shall have received a Conversion Notice from the other Principal Stockholders on the Panel Decision Date or, if applicable, the Deferred Panel Decision Date, which Conversion Notice shall be in compliance with the requirements of Section 4.3 hereof.

         (e) With respect to any Conversion by a Principal Stockholder, in the event that a Principal Stockholder accepts the terms and conditions contained in a decision of the Listing Qualifications Panel that is not a Favorable Panel Decision by timely delivering a Decision Acceptance Notice to the Company, the Company shall have received a Decision Acceptance Notice from the other Principal Stockholders by the Deferred Panel Decision Date.

         (f) With respect to any Conversion, the Principal Stockholders shall have received a certificate of the Chief Executive Officer of the Company, dated as of such Conversion, certifying as to the matters set forth in Sections 5.1(a) through (e) hereof.

         (g) With respect to any Conversion, the Principal Stockholders shall have received a certificate of the Secretary or an Assistant Secretary of the Company which shall certify the resolutions of the Board (and its committees) providing for the approval of this Agreement.

         (h) With respect to any Conversion on the Deferred Panel Decision Date, (i) conversion of the Threshold Amount shall cause the Market Value of Class A Common Stock to be at least $35 million on the Deferred Panel Decision Date and (ii) the 4:00 p.m. closing bid price of a share of Class A Common Stock as reported on the SmallCap Market on the Deferred Panel Decision Date shall be at least $0.19.

         (i) With respect to any Conversion, no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority shall be pending against the Company which would materially adversely affect (a) the consummation of the transactions contemplated hereby, or (b) the expected benefits of the Conversions hereunder.

                                   ARTICLE 6

                                     BREACH

         SECTION 6.1       FAILURE TO ATTEND OR VOTE.

                  Notwithstanding anything contained herein to the contrary, a Principal Stockholder shall be deemed to be in breach of this Agreement if such Principal Stockholder fails to (i) attend, either in person or by proxy, the Shareholders' Meeting or any adjournment or adjournments thereof, and cause all shares of Voting Stock that it then owns to be counted towards obtaining a quorum of shareholders of the Company, or (ii) vote all shares of Voting Stock that it then owns in favor of the Charter Amendment at the Shareholders' Meeting or any adjournment or adjournments thereof; provided that such failure to attend or vote is not as a result of any action, suit, litigation, or any order or injunction issued by a court of competent jurisdiction.

                                   ARTICLE 7

                                  TERMINATION

         SECTION 7.1       TERMINATION BY ANY PARTY.

         Any party hereto, upon delivery of written notice to the other parties hereto, may immediately terminate its rights and obligations hereunder if:

         (a) the 4:00 p.m. closing bid price of a share of Class A Common Stock on the SmallCap Market is less than $0.19 on the Panel Decision Date or, if applicable, the Deferred Panel Decision Date,

         (b) with respect to any Conversion, prior to such Conversion the Market Value of Class A Common Stock equals or exceeds $40 million on the Panel Decision Date or, if applicable, the Deferred Panel Decision Date, or

         (c)      no Conversion shall have occurred by March 31, 2003.

         SECTION 7.2       TERMINATION BY THE COMPANY.

         This Agreement shall immediately terminate and be of no force and effect, at the option of the Company, upon delivery of written notice to the other parties hereto, if the Company receives a Favorable Panel Decision that, in the reasonable judgment of the Company, would significantly impair the Company's ability to realize the benefit of the Charter Amendment or maintain continued listing of the Class A Common Stock on the SmallCap Market.

                                   ARTICLE 8

                                 MISCELLANEOUS

         SECTION 8.1       SUCCESSORS AND ASSIGNS; ASSIGNMENT.

         Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by the Company and/or its successors and permitted assigns. This Agreement and any rights and obligations related hereto may not be assigned by any of the parties hereto. Any purported assignment of this Agreement in violation of the provisions of this Section 8.1 is null and void.

         SECTION 8.2       AMENDMENTS AND WAIVERS.

         No modification, amendment or waiver of any provision of this Agreement shall be effective unless such modification, amendment or waiver is in writing and signed by the parties hereto. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

         SECTION 8.3       NOTICES.

         All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) upon receipt of confirmation of successful transmission when sent by facsimile if sent during the normal business hours of the recipient and otherwise on the next succeeding Business Day, (iii) three Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the addresses set forth below (unless and until the party giving such notice has been given written notice of a change in such address by the other party):

         If to the Company:

                  America Online Latin America, Inc.
                  6600 N. Andrews Avenue
                  Suite 400
                  Ft. Lauderdale, FL 33309
                  Attn:  Chief Executive Officer
                  Fax (954) 233-1801

         with copies to:

                  America Online Latin America, Inc.
                  6600 N. Andrews Avenue
                  Suite 400
                  Ft. Lauderdale, FL 33309
                  Attn:  General Counsel
                  Fax:  (954) 233-1805

         If to AOL:

                  America Online, Inc.
                  22000 AOL Way
                  Dulles, VA  20166-9323
                  Attn:  President, AOL International
                  Fax: (703) 265-2502

         with copies to:

                  America Online, Inc.
                  22000 AOL Way
                  Dulles, VA  20166-9323
                  Attn: General Counsel
                  Fax: (703) 265-3992

                  and

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, NY  10017-3954
                  Attn:  Peter Malloy, Esq.
                  Fax:  (212) 455-2502

         If to ODC:

                  Aspen Investments LLC
                  c/o Finser Corporation
                  550 Biltmore Way, Suite 900
                  Coral Gables, FL  33134
                  Attn:  General Counsel
                  Fax:  (305) 447-1389

                  and

                  Atlantis Investments LLC
                  c/o Finser Corporation
                  550 Biltmore Way, Suite 900
                  Coral Gables, FL  33134
                  Attn:  General Counsel
                  Fax:  (305) 447-1389

         SECTION 8.4       ENTIRE AGREEMENT; SUPERSEDES PRIOR AGREEMENTS.

         This Agreement, including the exhibits attached hereto, constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

         SECTION 8.5       DELAYS OR OMISSIONS.

         It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party's part of any breach, default or noncompliance under this Agreement or any waiver on such party's part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies available under this Agreement or applicable law or otherwise afforded to any party, shall be cumulative and not alternative.

         SECTION 8.6       GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF
JURY TRIAL.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Each party irrevocably consents to the exclusive jurisdiction of the courts of the State of New York and the United States located in the City of New York for all disputes arising under or related to this Agreement, which are subject to litigation hereunder including actions seeking injunctive relief, and to service of process in any jurisdiction in any such action by means of notice delivered pursuant to
Section 8.3 hereof; provided, however, to permit a party to enforce a judgment each party also irrevocably consents to the jurisdiction of the courts in the place where such judgment enforcement is sought. Each party waives (i) any objection it otherwise may have to the personal jurisdiction and venue of the courts designated in this Section 8.6 and (ii) the right to trial by jury.

         SECTION 8.7       SEVERABILITY.

         Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         SECTION 8.8       TITLES AND SUBTITLES.

         The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         SECTION 8.9       COUNTERPARTS; FACSIMILE SIGNATURES.

         This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Signatures to this Agreement may be transmitted by facsimile.

         SECTION 8.10      SURVIVAL OF WARRANTIES.

         The representations, warranties and covenants of the Company and the Principal Stockholders contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall continue until the occurrence of a Conversion, except that the representation contained in
Section 2.2 hereof shall continue indefinitely.

         SECTION 8.11      COSTS AND EXPENSES.

         The Company shall pay the fees and expenses of each of AOL and ODC (including the fees of any attorneys, accountants, appraisers or others engaged by AOL or ODC, as the case may be) incurred in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated, up to an aggregate of $25,000 for each of AOL and ODC.

         SECTION 8.12      OTHER DEFINITIONS.

         The following terms as used in this Agreement shall have the following meanings set forth below. Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Charter.

         (a) "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

         (b) "GOVERNMENTAL AUTHORITY" means any governmental, regulatory or administrative agency, authority, instrumentality or commission or any court, tribunal or judicial or arbitral body of the United States (federal, state or local) or otherwise or any other country or the European Community or any other supranational organization or body.

         (c) "LIEN" means (i) any interest in property (whether real, personal or mixed and whether tangible or intangible), or other restriction including, without limitation, any lien or security interest which secures an obligation owed to, or a claim by, a person other than the owner of such property, whether such interest is based on common law, statute or contract, including, without limitation, any such interest arising from a lease, mortgage, charge, pledge, security agreement, conditional sale, trust receipt or deposit in trust, or arising from a consignment of bailment given for security purposes, (ii) any encumbrance upon such property which does not secure such an obligation, or (iii) any exception to or defect in the title to or ownership interest in such property.

         (d) "MARKET VALUE OF CLASS A COMMON STOCK" means, as of any date, the product obtained by multiplying (y) the total number of issued and outstanding shares of Class A Common Stock on such date, by (z) the 4:00 p.m. closing bid price of a share of Class A Common Stock as reported on the SmallCap Market on such date.

         (e) "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets (including intangible assets), operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

         (f) "PANEL DECISION DATE CLOSING BID PRICE" means the 4:00 p.m. closing bid price of a share of Class A Common Stock as reported on the SmallCap Market on the Panel Decision Date (as defined in Section 1.1(b) hereof).

         (g) "PERSON" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof.

         (h) "SUBSIDIARY" of any Person means any corporation, association, partnership, joint venture, limited liability company or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership and joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by, or the managing member, general partner or other solely controlling affiliate of such corporation, association, partnership, joint venture, limited liability company or other business entity is, (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

         IN WITNESS WHEREOF, the parties hereto have executed this PREFERRED STOCK CONVERSION AGREEMENT as of the date set forth in the first paragraph hereof.


                                AMERICA ONLINE LATIN AMERICA, INC.


                                By:  /s/ Charles M. Herington
                                -----------------------------------------------
                                Name: Charles Herington
                                Title: President and Chief Executive Officer


                                AMERICA ONLINE, INC.


                                By:  /s/ Thomas Pierno
                                -----------------------------------------------
                                Name: Thomas Pierno
                                Title: Vice President, International Finance


                                ASPEN INVESTMENTS LLC


                                By:  /s/ Cristina Pieretti
                                -----------------------------------------------
                                Name: Cristina Pieretti
                                Title: Executive Vice President


                                ATLANTIS INVESTMENTS LLC


                                By:  /s/ Cristina Pieretti
                                -----------------------------------------------
                                Name: Cristina Pieretti
                                Title: Executive Vice President

                                   EXHIBIT A

                              DISCLOSURE SCHEDULE


                                     NONE.

                                   EXHIBIT B

                           FORM OF CHARTER AMENDMENT

                          CERTIFICATE OF AMENDMENT OF


                  FOURTH RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       AMERICA ONLINE LATIN AMERICA, INC.


It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Corporation") is America Online Latin America, Inc.

         2. The Fourth Restated Certificate of Incorporation of the Corporation filed on August 8, 2002 is hereby amended by:

         (A) inserting the following definition in Clause (b) of Article THIRD in its proper alphabetical order:

"Preferred Stock Conversion Agreement" shall mean the Preferred Stock Conversion Agreement, dated October 3, 2002, by and among the Corporation, AOL, Aspen and Atlantis, as the same may be amended, supplemented or restated from time to time.

         (B) striking out Clause (b)(iii)(C) of Article FOURTH thereof and by substituting in lieu of said Clause (b)(iii)(C) of said Article the following new Clause:

                  "(C) If at any time AOL, its Wholly Owned Affiliates and its Employees own less than 50,929,167 (the "Class B Trigger Amount") shares of Class B Common Stock in the aggregate (including shares of Class B Common Stock issuable directly or indirectly upon conversion, exercise or exchange of (i) then outstanding shares of any Series B Preferred Stock, (ii) then outstanding 11% Senior Convertible Notes (the "Initial Notes") issued under the Note Purchase Agreement dated as of March 8, 2002 between the Corporation and AOLTW (as amended, supplemented, or modified or restated from time to time (the "Note Purchase Agreement")) or 11% Senior Convertible Notes issued as interest on the Initial Notes or any other 11% Senior Convertible Notes (collectively, the "PIK Notes"; together with the Initial Notes, the "Notes"), or (iii) any other securities convertible into or exchangeable or exercisable for, directly or indirectly, Class B Common Stock (other than the warrant issued to AOL dated August 7, 2000 to purchase 16,541,250 shares of Series B Preferred Stock, but including any shares, directly or indirectly issued upon the exercise thereof), and as adjusted to negate any reduction in the number of shares of Class B Common Stock and/or Series B Preferred Stock owned by AOL resulting from the admission of a Strategic Partner approved by the Special Committee pursuant to Article FIFTH, Clause
         (d) and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction) (a "Class B Triggering Event"), then each share of Class B Common Stock then issued and outstanding, including shares issuable upon the conversion of Series B Preferred Stock in connection with the occurrence of the Class B Triggering Event, shall thereupon be converted automatically as of such date into one (1) fully paid and non-assessable share of Class A Common Stock. Notwithstanding the foregoing, the Class B Trigger Amount shall be reduced by the number equal to (X) the number of shares of Class A Common Stock converted from Series B Preferred Stock (i) pursuant to the terms and conditions of the Preferred Stock Conversion Agreement, and (ii) after, and in accordance with, written notice from the Corporation to AOL, in order to meet any initial listing or continued listing requirements of the NASDAQ SmallCap Market or the NASDAQ National Market, minus (Y) the positive number, if any, equal to (I) the number of shares of Class A Common Stock transferred by AOL (or any Wholly Owned Affiliate of AOL) to any Person other than AOL or a Wholly Owned Affiliate of AOL (not including any pledge, hypothecation or other similar financing transaction of Class A Common Stock by AOL or any Wholly Owned Affiliate of AOL so long as AOL or such Wholly Owned Affiliate continues to have the sole and exclusive authority and right to vote the shares subject to such pledge, hypothecation or other financing transaction) minus (II) the aggregate number of shares of Class A Common Stock acquired by AOL at any time (including such shares owned on [EFFECTIVE DATE OF AMENDMENT]) other than through the conversion of Series B Preferred Stock; provided, however, that at no time shall the Class B Trigger Amount exceed 50,929,167 (equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction); provided, however, that any shares of Class A Common Stock owned by a Wholly Owned Affiliate of AOL that ceases to be a Permitted Transferee of AOL shall also be included in the calculation of the number established by such clause (Y)(I). Notwithstanding the foregoing, if any Person files a Certificate of Ownership and Merger pursuant to Section 253 of the GCL causing such Person to merge with or into the Corporation, then immediately prior to the effectiveness of such merger, the adjustment to the Class B Trigger Amount provided for in the foregoing sentence shall be of no force or effect; provided further, that the adjustment to the Class B Trigger Amount made pursuant to the foregoing sentence shall be equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction. Upon the determination by the Corporation that such automatic conversion has occurred, notice of such automatic conversion shall be given by the Corporation as soon as practicable thereafter by means of a press release and written notice to all holders of Class B Common Stock, and the Secretary of the Corporation shall be instructed to, and shall promptly, request from each holder of Class B Common Stock that each such holder promptly deliver, and each such holder shall promptly deliver, the certificate representing each such share of Class B Common Stock to the Corporation for exchange hereunder, together with instruments of transfer, in form satisfactory to the Corporation and the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and together with transfer tax stamps or funds therefor, if required pursuant to Article FOURTH, Clause (b)(iii)(H) below. The

         Corporation, shall, upon the written request at any time by AOL or any Wholly Owned Affiliate of AOL, furnish or cause to be furnished to AOL or such Wholly Owned Affiliate a certificate setting forth the Class B Trigger Amount at such time and the calculation required by this Article FOURTH Clause (b)(iii)(C) upon which the then current Class B Trigger Amount was determined. Effective upon a Class B Triggering Event, the term of any then serving Class B Directors shall terminate, and the size of the Board and any committee of the Board on which any such director serves shall be decreased by the number of Class B Directors then serving thereon."

         (C) striking out Clause (b)(iii)(D) of Article FOURTH thereof and by substituting in lieu of said Clause (b)(iii)(D) of said Article the following new Clause:

                  "(D) If at any time ODC, its Wholly Owned Affiliates, members of the Cisneros Family and ODC Employees own less than 49,930,955 (the "Class C Trigger Amount") shares of Class C Common Stock in the aggregate (including shares of Class C Common Stock issuable directly or indirectly upon conversion, exercise or exchange of (i) then outstanding shares of Series C Preferred Stock, or (ii) any other securities convertible into or exchangeable or exercisable for, directly or indirectly, Class C Common Stock, and as adjusted to negate any reduction in the number of shares of Class C Common Stock and/or Series C Preferred Stock owned by ODC resulting from the admission of a Strategic Partner approved by the Special Committee pursuant to Article FIFTH, Clause (d) and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction) (a "Class C Triggering Event"), then each share of Class C Common Stock then issued and outstanding, including shares issuable upon the conversion of Series C Preferred Stock in connection with the occurrence of the Class C Triggering Event, shall thereupon be converted automatically as of such date into one (1) fully paid and non-assessable share of Class A Common Stock. Notwithstanding the foregoing, the Class C Trigger Amount shall be reduced by the number equal to (X) the number of shares of Class A Common Stock converted from Series C Preferred Stock (i) pursuant to the terms and conditions of the Preferred Stock Conversion Agreement, and (ii) after, and in accordance with, written notice from the Corporation to ODC, in order to meet any initial listing or continued listing requirements of the NASDAQ SmallCap Market or the NASDAQ National Market, minus (Y) the positive number, if any, equal to (I) the number of shares of Class A Common Stock transferred by ODC (or any Wholly Owned Affiliate of ODC) to any Person other than ODC or a Wholly Owned Affiliate of ODC (not including any pledge, hypothecation or other similar financing transaction of Class A Common Stock by ODC or any Wholly Owned Affiliate of ODC so long as ODC or such Wholly Owned Affiliate of ODC continues to have the sole and exclusive authority and right to vote the shares subject to such pledge, hypothecation or other financing transaction) minus (II) the aggregate number of shares of Class A Common Stock acquired by ODC at any time (including shares owned on [EFFECTIVE DATE OF AMENDMENT]) other than through the conversion of Series C Preferred Stock; provided, however, that at no time shall the Class C Trigger Amount exceed 49,930,955

         (equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction); provided, however, that any shares of Class A Common Stock owned by a Wholly Owned Affiliate of ODC that ceases to be a Permitted Transferee of ODC shall also be included in the calculation of the number established by such clause (Y)(I). Notwithstanding the foregoing, if any Person files a Certificate of Ownership and Merger pursuant to Section 253 of the GCL causing such Person to merge with or into the Corporation, then immediately prior to the effectiveness of such merger, the adjustment to the Class C Trigger Amount provided for in the foregoing sentence shall be of no force or effect; provided, further, that the adjustment to the Class C Trigger Amount made pursuant to the foregoing sentence shall be equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction. Upon the determination by the Corporation that such automatic conversion has occurred, notice of such automatic conversion shall be given by the Corporation as soon as practicable thereafter by means of a press release and written notice to all holders of Class C Common Stock, and the Secretary of the Corporation shall be instructed to, and shall promptly, request from each holder of Class C Common Stock that each such holder promptly deliver, and each such holder shall promptly deliver, the certificate representing each such share of Class C Common Stock to the Corporation for exchange hereunder, together with instruments of transfer, in form satisfactory to the Corporation and the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and together with transfer tax stamps or funds therefor, if required pursuant to Article FOURTH, Clause (b)(iii)(H) below. The Corporation, shall, upon the written request at any time by ODC or any Wholly Owned Affiliate of ODC, furnish or cause to be furnished to ODC or such Wholly Owned Affiliate a certificate setting forth the Class C Trigger Amount at such time and the calculation required by this Article FOURTH Clause (b)(iii)(D) upon which the then current Class C Trigger Amount was determined. Effective upon a Class C Triggering Event, the term of any then serving Class C Directors shall terminate, and the size of the Board and any committee of the Board on which any such director serves shall be decreased by the number of Class C Directors then serving thereon."

         3. The amendment of the restated certificate of incorporation herein certified has been duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.


Signed this __ day of _______, 2003.


                                             By:
                                                -------------------------------

                                                      Name:
                                                      Title: